SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2020

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on September 24, 2019, USA Technologies, Inc. (the “Company”) received a letter from the Nasdaq Hearings Panel (the “Panel”) notifying the Company that, as a result of the Company’s failure to regain compliance with its periodic reporting obligations by September 23, 2019, the Panel had determined to delist the Company’s securities from trading on The Nasdaq Stock Market LLC (“Nasdaq”) and would suspend trading in these securities effective at the open of trading on September 26, 2019. Following the suspension of trading of the Company’s securities on Nasdaq, on October 8, 2019, the Company appealed the Panel’s determination to the Nasdaq Listing and Hearing Review Council (the “Listing Council”). On October 9, 2019, the Company regained compliance with its periodic reporting obligations. On November 22, 2019, the Company received a notification that the Listing Council had affirmed the decision of the Panel to suspend trading of the Company’s securities on Nasdaq and to delist the Company’s securities. On January 29, 2020, the Company received written notification from Nasdaq that the Nasdaq Board of Directors declined to call for review the decision of the Listing Council, and that the decision of the Listing Council represented the final action of Nasdaq in this matter.

On January 30, 2020, the Company received notification from Nasdaq that, pursuant to applicable Nasdaq listing rules and the rules promulgated under the Securities Exchange Act of 1934, as amended, Nasdaq will issue a press release on February 4, 2020 stating that Nasdaq will delist the Company’s securities and will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting of the Company’s securities from Nasdaq will become effective ten days after the Form 25 is filed.

The Company has applied to relist its common stock and preferred stock on Nasdaq, and the application is under review by the staff of the Nasdaq Listing Qualifications Department. There can be no assurance that the listing application will be granted by Nasdaq or granted by Nasdaq in a timely manner.

The Company’s common stock and preferred stock will continue to be quoted on the OTC Markets under the trading symbols “USAT” and “USATP”, respectively. For quotes or additional information on the OTC Markets, you may visit http://www.otcmarkets.com.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: February 4, 2020	By:	/s/ Donald W. Layden, Jr.
Donald W. Layden, Jr.,
Interim Chief Executive Officer and Executive Chairman